Exhibit 99.1

JAWS Hurricane Acquisition Corporation Announces Redemption of Class A Common Stock

MIAMI June 1, 2023 — JAWS Hurricane Acquisition Corporation (the “Company”) (Nasdaq: HCNE) today announced that its board of directors (the “Board”) has determined not to proceed with a proposal to extend its corporate existence, as set forth in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 18, 2023 (the “Proxy Statement”). As such, the Board has determined to cancel the special meeting of its stockholders, previously scheduled for June 8, 2023, and to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), effective on or about June 16, 2023, because the Company will not consummate an initial partnering transaction within the time period required by its amended and restated certificate of incorporation (the “Charter”).

Pursuant to the Charter, if the Company does not consummate an initial business combination by June 15, 2023, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Company’s trust account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Public Shares, which redemption shall completely extinguish rights of the holders of Public Shares (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the General Corporation Law of the State of Delaware to provide for claims of creditors and other requirements of applicable law.

The Company anticipates that the last day of trading in the Company’s Class A Shares will be June 15, 2023 and that, on or about June 16, 2023, the Public Shares will be suspended from trading, will be deemed cancelled and will represent only the right to receive the per-share redemption price for the public shares to be announced at a later date (the “Redemption Amount”).

The Redemption Amount will be payable to the holders of the Public Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s initial stockholders have waived their redemption rights with respect to the outstanding shares of Class B common stock, par value $0.0001 per share, issued prior to the Company’s initial public offering.

The Company expects that the Nasdaq Stock Market LLC will file a Form 25 with the U.S. Securities and Exchange Commission to delist its securities.

About JAWS Hurricane Acquisition Corporation

The Company is a blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

Forward Looking-Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements, including, without limitation, the redemption of the Company’s Public Shares. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For more information, please contact:

Tom Johnson or Dan Scorpio

Abernathy MacGregor

(917) 747-6990/(646) 899-8118

tbj@abmac.com/dps@abmac.com